UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ubiquiti Networks, Inc. (1)
(Exact name of registrant as specified in its charter)

Delaware	32-0097377
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

685 Third Avenue, 27th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

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1 No later than the date the Common Stock begins trading on The New York Stock Exchange, the Registrant’s name will be changed to Ubiquiti Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note
This Registration Statement on Form 8-A is being filed by Ubiquiti Networks, Inc., a Delaware corporation (the “Registrant”)2, in connection with the transfer of the listing of its Common Stock, par value $0.001 per share (the “Common Stock”), from the NASDAQ Global Select Market to The New York Stock Exchange.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock included in the Registration Statement on Form 8‑A, filed with the Securities and Exchange Commission on September 16, 2011 (File No. 001‑35300) and any amendment or report subsequently filed for the purpose of updating such description, is incorporated herein by reference.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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2 No later than the date the Common Stock begins trading on The New York Stock Exchange, the Registrant’s name will be changed to Ubiquiti Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2019	UBIQUITI NETWORKS, INC.

	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera